CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
of Freedom Bancshares, Inc.

     We consent to the use in this Registration Statement on Form SB-2 of our report dated January 27, 2003, relating to the balance sheet of Freedom Bancshares, Inc., as of December 31, 2002, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception (October 2, 2002) through December 31, 2002, and to the reference to our firm under the caption "Experts" in the prospectus.




                                          /s/Francis  &  Co.,  CPAs

Marietta, Georgia
February 4, 2003



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